Exhibit 99.1

Evolent Announces Third Quarter 2023 Results

WASHINGTON (November 2, 2023) – Evolent Health, Inc. (NYSE: EVH), a company that specializes in better health outcomes for people with complex conditions through proven solutions that make health care simpler and more affordable, today announced financial results for the quarter ended September 30, 2023.

Highlights from the third quarter 2023 announcement include:

•Revenue of $511.0 million, an increase of $158.4 million, or 44.9%, from the three months ended September 30, 2022.
•Evolent’s specialty care offerings (revenue excluding revenue from administrative services) grew 80% compared to the three months ended September 30, 2022, with the NIA acquisition contributing approximately 24% of the growth.
•Net loss attributable to common shareholders of Evolent Health, Inc. of $33.2 million resulting in a net loss margin of (6.5)%.
•Adjusted EBITDA of $48.7 million resulting in an Adjusted EBITDA margin of 9.5%.
•Total Lives on Platform of 78.1 million, up from 19.5 million for the three months ended September 30, 2022.
◦Composed of 3.9 million lives in our Performance Suite with an average PMPM of $27.63, 72.4 million in our Specialty Technology and Services Suite with an average PMPM of $0.37 and 1.8 million on our Administrative Services platform with an average PMPM of $12.50.
◦Average unique members of 41.7 million, up from 16.6 million from the three months ended September 30, 2022.
•Total cases managed during the quarter for case-based products totaled 15.0 thousand, yielding an average per case revenue of $2,490.

Evolent highlighted the following commercial arrangements to add to the 2023-year sales cycle, taking the total year-to-date count of new operating partnerships to nine, versus its annual target of six to eight:

•Evolent plans to launch cardiology Performance Suite with Florida Blue for their Medicare Advantage population in the first quarter of 2024, building on a highly successful partnership in oncology since 2021; and
•Evolent also added two new complex care provider agreements, one a multi-specialty IPA in Texas and the other, a medical group in the Southeast.
•In addition to these, Evolent also announced it signed a cardiology Technology and Services expansion with Centene for its Centene and Wellcare Medicare Advantage members nationally. This agreement further expands Evolent’s comprehensive specialty services relationship with Centene.

Seth Blackley, Chief Executive Officer, and Co-Founder of Evolent stated, "We exceeded expectations for profitability, new business development, and cash flow in the quarter and we are tracking well towards our financial goals for 2023 and beyond. As a result of the strong quarter and favorable operating environment, we are raising the mid-point of our outlook for revenue and Adjusted EBITDA in 2023. We also added three new operating partnerships, signed an important cross sell agreement and the sales pipeline is strong headed into the end of the year. Our balance sheet continues to strengthen, as does our competitive position. Finally, we remain confident in our $300M Adjusted EBITDA run rate target exiting 2024.”

Financial Results of Evolent Health, Inc.

In our earnings releases, prepared remarks, conference calls, slide presentations and webcasts, we may use or discuss non-GAAP financial measures. Definitions of the non-GAAP financial measures, as well as reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this earnings release. See Financial Statement Presentation and Non-GAAP Financial Measures for more information.

Reported Results

Evolent Health, Inc. reported the following results in accordance with U.S. generally accepted accounting principles (“GAAP”):

•Revenue of $511.0 million and $352.6 million for the three months ended September 30, 2023 and 2022, respectively.
•Cost of revenue of $386.6 million and $266.6 million for the three months ended September 30, 2023 and 2022, respectively.
•Selling, general and administrative expenses of $96.6 million and $68.5 million for the three months ended September 30, 2023 and 2022, respectively.
•Net income (loss) attributable to common shareholders of Evolent Health, Inc. of $(33.2) million and $2.1 million for the three months ended September 30, 2023 and 2022, respectively.
◦Net income (loss) margin of (6.5)% and 0.6% for the three months ended September 30, 2023 and 2022, respectively.
•Income (loss) attributable to common shareholders of Evolent Health, Inc., per basic and diluted share, of $(0.30) and $0.02 for the three months ended September 30, 2023 and 2022, respectively.

Total cash and cash equivalents was $184.5 million as of September 30, 2023.

Adjusted Results

•Adjusted cost of revenue of $386.5 million and $265.6 million for the three months ended September 30, 2023 and 2022, respectively.
•Adjusted selling, general and administrative expenses of $75.8 million and $59.0 million for the three months ended September 30, 2023 and 2022, respectively.
•Adjusted EBITDA of $48.7 million and $28.1 million for the three months ended September 30, 2023 and 2022, respectively.
◦Adjusted EBITDA margin of 9.5% and 8.0% for the three months ended September 30, 2023 and 2022, respectively.
•Adjusted income attributable to common shareholders of $33.2 million and $13.4 million for the three months ended September 30, 2023 and 2022, respectively.
◦Adjusted income per share attributable to common shareholders of $0.30 and $0.14 for the three months ended September 30, 2023 and 2022, respectively.

Business Outlook
We do not believe we can meaningfully reconcile guidance for non-GAAP Adjusted EBITDA to net income (loss) attributable to common shareholders of Evolent Health, Inc. because the company cannot provide guidance for the more significant reconciling items between net income (loss) attributable to common shareholders of Evolent Health, Inc. and Adjusted EBITDA without unreasonable effort. This is due to the fact that future period non-GAAP guidance includes adjustments for items not indicative of our core operations, and as a result from changes to our business due to acquisitions and other events. Such items may, from time to time, include gain on transfer of membership; loss on repayment/extinguishment of debt; gain from equity method investees, change in fair value of contingent consideration, change in tax receivable agreement liability, other income (expense), loss on disposal of assets, right-of-use asset impairments, repositioning costs, stock-based compensation expense, severance costs, amortization of contract cost assets, strategy and shareholder advisory expenses, acquisition-related costs, loss from discontinued operations, dividends and accretion on Series A Preferred Stock and certain other items the company believes to be non-indicative of its ongoing operations. Such adjustments may be affected by changes in ongoing assumptions, judgements, as well as nonrecurring, unusual or unanticipated charges, expenses or gains (losses) or other items that may not directly correlate to the underlying performance of our business operations. The exact amount of these adjustments are not currently determinable but may be significant.

Fourth Quarter 2023 Guidance

For the three months ending December 31, 2023, revenue is expected to be in the range of approximately $537 million to $557 million. Adjusted EBITDA is expected to be in the range of approximately $45 million to $53 million.

Full Year 2023 Guidance

The Company is reiterating its previously-stated guidance for revenue and raising its Adjusted EBITDA guidance for the year ending December 31, 2023, with revenue expected to be in the range of approximately $1.945 billion to $1.965 billion and Adjusted EBITDA expected to be in the range of approximately $192 million to $200 million.

This "Business Outlook" section contains forward-looking statements, and actual results may differ materially. Factors that may cause actual results to differ materially from our current expectations are set forth below in "Forward Looking Statements - Cautionary Language" and Evolent Health, Inc.'s filings with the Securities and Exchange Commission ("SEC").

Additional Outlook Information

Cash deployed for capitalized software development is expected to be in the range of $25 million - $30 million for the year ended December 31, 2023.

Web and Conference Call Information

Evolent Health, Inc. will hold a conference call to discuss its third quarter performance this evening, November 2, 2023, at 5:00 p.m., Eastern Time. To listen to a live broadcast via the internet and view the accompanying materials, please visit the Company's Investor Relations website at http://ir.evolenthealth.com. To participate by telephone, dial 855.940.9467, or 412.317.6034 for international callers, and ask to join the "Evolent Health call." Participants are advised to dial in at least fifteen minutes prior to the call to register. The call will be archived on the company's website for one week and will be available beginning later this evening. Evolent invites all interested parties to attend the conference call.

About Evolent

Evolent (NYSE: EVH) specializes in better health outcomes for people with complex conditions through proven solutions that make health care simpler and more affordable. Evolent serves a national base of leading payers and providers and is consistently recognized as a top place to work in health care nationally. Learn more about how Evolent is changing the way health care is delivered by visiting evolent.com.

Contacts:

Seth Frank
Investor Relations
sfrank@evolent.com

Non-GAAP Financial Measures

The Company views the following activities as integral to understanding its non-GAAP financial measures:

•Repositioning costs include severance, termination benefits and related payroll taxes of $1.8 million and $6.6 million, dedicated employee costs of $2.3 million and $4.1 million and third-party professional services of $4.0 million and $8.8 million for the three and nine months ended September 30, 2023. Repositioning costs are not part of Evolent’s normal course of business and are incurred when there is a business reason to enact a repositioning plan. Adjusting for these costs gives a better view of the Evolent’s normal operating costs. We only adjust costs that (i) are included within selling, general and administrative expenses on the consolidated statement of operations, (ii) meet the criteria outlined within the respective repositioning plan and (iii) do not relate to normal business operations or ongoing activities.
~~◦~~Dedicated employee costs primarily include project management and technology staff costs needed to migrate acquired businesses to Evolent’s integrated technology platform and costs related to the consolidation of internal operations, strategies, processes and platforms. Dedicated employee costs are limited to employees that will have no role in ongoing operations and have no planned role at Evolent once the repositioning activities are completed.
◦Professional services costs primarily relate to services provided by a third-party vendor to review our operating model and organizational design in order to improve our profitability, create value through our solutions and invest in strategic opportunities in future periods.

•Acquisition-related costs include but are not limited to integration consultants, financial advisory and banking services, external valuation and accounting advisory services, legal fees and transaction bonuses paid to certain employees.

•Purchase accounting adjustments include amortization expense on intangible assets such as corporate trade names, customer, relationships, provider network contracts and existing technology related to acquisitions and business combinations. We believe it is important for the reader to understand that revenue generated from acquisitions is included within revenue in calculating adjusted income to common shareholders however amortization expense from acquired intangible assets is excluded in determining adjusted income to common shareholders because it does not directly relate to the services performed for the Company’s customers.

In addition to disclosing financial results that are determined in accordance with GAAP, we present Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses, Adjusted Income Attributable to Common Shareholders, Adjusted Income per Common Share Attributable to Common Shareholders, Adjusted EBITDA and Adjusted EBITDA Margin, which are all non-GAAP financial measures, as supplemental measures to help investors evaluate our fundamental operational performance.

Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses are defined as cost of revenue and selling, general and administrative expenses, respectively, adjusted to exclude the impact of stock-based compensation expenses, acquisition-related costs amortization of contract cost assets, severance and repositioning costs. Management believes Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses are useful to investors, because they facilitate an understanding of our long-term operational costs while removing the effect of costs that are not a representative component of the day-to-day operating performance of our business, and are useful to management as supplemental performance measures.

Adjusted EBITDA is defined as net income (loss) attributable to common shareholders of Evolent Health, Inc. before interest income, interest expense, benefit from income taxes, depreciation and amortization expenses, adjusted to exclude change in the tax receivable agreement liability, loss on repayment of debt, gain from equity method investees, change in fair value of contingent consideration, other income (expense), net, loss on disposal of assets, right-of-use asset impairments, repositioning costs, stock-based compensation expense, severance costs, amortization of contract cost assets, dividends and accretion on Series A Preferred Stock, acquisition-related costs and loss from discontinued operations.

Management believes that Adjusted EBITDA is useful to investors because it allows further insight into the period over period operational performance. Management also uses Adjusted EBITDA as a supplemental performance measure because the removal of repositioning costs, acquisition-related costs, severance or non-cash items (e.g. depreciation, amortization, right-of-use asset impairment and stock-based compensation expense) allows us to focus on operational performance.

Adjusted EBITDA Margin is as defined Adjusted EBITDA divided by Revenue. Management believes that this measure is useful to investors because it allows further insight into the period over period operational performance. Management also uses Adjusted EBITDA Margin as a supplemental performance measure because it allows the investor to understand operational performance compared to revenues over time.

Adjusted Income Attributable to Common Shareholders is defined as net income (loss) attributable to common shareholders of Evolent Health, Inc. adjusted to exclude gain from equity method investees, other income (expense), net, change in fair value of contingent consideration, benefit from income taxes, change in tax receivable agreement liability, loss on repayment of debt, purchase accounting adjustments, right-of-use asset impairment, repositioning costs, stock-based compensation expenses, severance costs, amortization of contract cost assets recorded as a result of a one-time ASC 606 transition adjustment, dividends and accretion on Series A Preferred Stock, acquisition-related costs and loss from discontinued operations.

Adjusted Income per Share Attributable to Common Shareholders is defined as Adjusted Income Attributable to Common Shareholders divided by Weighted-Average Common Shares, and reflects the adjustments made in those non-GAAP measures.
Management believes that Adjusted Income Attributable to Common Shareholders and Adjusted Income per Share Attributable to Common Shareholders are useful to investors because excluding non-cash items (e.g. depreciation, amortization and stock-based compensation expenses) allows investors to focus on operational performance. These measures are also useful to management for the same reason.

These adjusted measures do not represent and should not be considered as alternatives to GAAP measurements, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. A reconciliation of these adjusted measures to their most comparable GAAP financial measures is presented in the tables below. We believe these measures are useful across time in evaluating our fundamental core operating performance.

Lives on Platform and Per Member Per Month (“PMPM”) Fee

Performance Suite Lives on Platform are calculated by summing monthly members covered for specialty care services for contracts not under ASO arrangements, plus members managed by Complex Care in risk arrangements and divided by the number of months in the period. Specialty Technology and Services Suite Lives on Platform are calculated by summing monthly members covered for oncology, cardiology, musculoskeletal, advanced imaging and other diagnostics specialty care services for contracts under ASO arrangements divided by the number of months in the period. Administrative Services Lives on Platform are calculated by summing monthly members covered for administrative services implementation and core performance services divided by the number of months in the period. Cases are calculated by summing the number of individuals receiving services through our surgery management and advanced care planning programs in a given period. Members covered for more than one category are counted in each category.

Performance Suite Average PMPM fee is defined as revenue pertaining to our Performance Suite during the period reported divided by Performance Suite Lives on Platform for the period divided by the number of months in the period. Specialty Technology and Services Suite Average PMPM fee is defined as revenue pertaining to the Specialty Technology and Services Suite during the period reported divided by Specialty Technology and Services Suite Lives on Platform for the period divided by the number of months in the period. Administrative Services Average PMPM fee is defined as revenue pertaining to the Administrative Services during the period reported divided by the Administrative Services Lives on Platform for the period divided by the number of months in the period. Revenue per Case is calculated by the revenue pertaining to surgery management and advanced care planning programs divided by the number of cases for a given period.

Average Unique Members are calculated by summing members covered by our Performance Suite, Specialty Technology and Services Suite and Administrative Services. In cases where clients cross between multiple products, we only capture members from the product with the maximum number of members.

Management uses Lives on Platform, PMPM fees, Cases, Revenue per Case and Average Unique Members because we believe that they provide insight into the unit economics of our services. We believe that these measures are also useful to investors because they allow further insight into the period over period operational performance. We believe that these measures are also useful to investors because they allow further insight into the period over period operational performance.

Due to our change in segments during the first quarter of 2023, the Company changed its presentation of Lives on Platform to reflect the membership that corresponds to quarterly revenue. The Company recast periods prior to the first quarter of 2023 to reflect the current presentation of Lives on Platform, PMPM fees, Cases and Revenue per Case. The current Performance Suite maps to the prior disclosure of the Clinical Solutions Performance Suite. The current Specialty Technology and Services Suite maps to the prior disclosure of the Clinical Solutions New Century Health Technology and Services Suite. The current Administrative Services maps to the prior disclosure of Evolent Health Services segment. There has been no change in the presentation of Cases from prior period.

Evolent Health, Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(unaudited, in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$511,015	$352,585	$1,407,841	$969,581
Expenses
Cost of revenue	386,585	266,617	1,048,998	736,061
Selling, general and administrative expenses	96,567	68,521	276,682	186,408
Depreciation and amortization expenses	32,404	17,196	93,813	47,414
Loss on disposal of assets	2,097	—	2,097	—
Right-of-use assets impairment	—	—	24,065	—
Change in fair value of contingent consideration	11,300	(12,700)	12,047	(5,822)
Total operating expenses	528,953	339,634	1,457,702	964,061
Operating income (loss)	(17,938)	12,951	(49,861)	5,520
Interest income	1,071	425	2,735	765
Interest expense	(14,614)	(4,754)	(41,967)	(9,143)
Gain from equity method investees	684	1,392	1,262	3,940
Loss on repayment of long-term debt, net	—	(10,192)	—	(10,192)
Change in tax receivable agreement liability	—	(42,870)	(66,184)	(42,870)
Other income (expense), net	(77)	(345)	(323)	130
Loss before income taxes	(30,874)	(43,393)	(154,338)	(51,850)
Benefit from income taxes	(5,550)	(45,516)	(74,709)	(44,498)
Income (loss) from continuing operations	(25,324)	2,123	(79,629)	(7,352)
Loss from discontinued operations, net of tax	—	—	—	(463)
Income (loss) before preferred dividends and accretion of Series A Preferred Stock	(25,324)	2,123	(79,629)	(7,815)
Dividends and accretion of Series A Preferred Stock	(7,872)	—	(21,236)	—
Net income (loss) attributable to common shareholders of Evolent Health, Inc.	$(33,196)	$2,123	$(100,865)	$(7,815)

Income (loss) per common share
Basic:
Continuing operations	$(0.30)	$0.02	$(0.91)	$(0.08)
Discontinued operations	—	—	—	(0.01)
Basic income (loss) per share attributable to common shareholders of Evolent Health, Inc.	$(0.30)	$0.02	$(0.91)	$(0.09)
Diluted:
Continuing operations	$(0.30)	$0.02	$(0.91)	$(0.08)
Discontinued operations	—	—	—	(0.01)
Diluted income (loss) per share attributable to common shareholders of Evolent Health, Inc.	$(0.30)	$0.02	$(0.91)	$(0.09)

Weighted-average common shares outstanding
Basic	112,282	95,286	110,464	91,643
Diluted	112,282	99,308	110,464	91,643

Comprehensive income (loss)
Net income (loss) attributable to common shareholders of Evolent Health, Inc.	$(33,196)	$2,123	$(100,865)	$(7,815)
Other comprehensive income (loss), net of taxes, related to:
Foreign currency translation adjustment	(151)	(262)	(87)	(682)
Total comprehensive income (loss) attributable to common shareholders of Evolent Health, Inc.	$(33,347)	$1,861	$(100,952)	$(8,497)

Evolent Health, Inc.
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	September 30, 2023	December 31, 2022
Cash and cash equivalents	$184,536	$188,200
Restricted cash and restricted investments	39,962	26,958
Total current assets	638,798	478,054
Intangible assets, net	777,668	442,784
Goodwill	1,117,543	722,774
Total assets	2,669,615	1,817,293

Accounts payable	51,776	57,174
Accrued liabilities	193,961	111,198
Long-term debt, net of discount	599,947	412,986
Total liabilities	1,397,916	957,876

Mezzanine equity	175,606	—

Total shareholders' equity	1,096,093	859,417
Total liabilities, mezzanine equity and shareholders' equity	2,669,615	1,817,293

Evolent Health, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	For the Nine Months Ended September 30,
	2023	2022
Net cash and restricted cash used in continuing operations
Net cash and restricted cash provided by (used in) operating activities	$53,201	$(47,248)
Net cash and restricted cash used in investing activities	(409,492)	(254,659)
Net cash and restricted cash provided by financing activities	365,692	142,395
Effect of exchange rate on cash and cash equivalents and restricted cash	(61)	(612)
Net increase (decrease) in cash and cash equivalents and restricted cash	9,340	(160,124)
Cash and cash equivalents and restricted cash as of beginning-of-period	215,158	354,942
Cash and cash equivalents and restricted cash as of end-of-period	$224,498	$194,818

Evolent Health, Inc.
Reconciliation of Adjusted Results of Operations
(in thousands, unaudited)

Reconciliation of Cost of Revenue to Adjusted Cost of Revenue
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Cost of revenue	$386,585	$266,617	$1,048,998	$736,061
Less:
Stock-based compensation	51	1,024	1,633	2,986
Amortization of contract cost assets	—	25	—	79
Adjusted cost of revenue	$386,534	$265,568	$1,047,365	$732,996

Reconciliation of Selling, General and Administrative Expenses to Adjusted Selling, General and Administrative Expenses
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Selling, general and administrative expenses	$96,567	$68,521	$276,682	$186,408
Less:
Stock-based compensation	10,171	5,968	28,265	16,364
Acquisition-related costs	2,500	2,595	14,220	6,473
Severance	—	996	954	1,035
Repositioning costs	8,129	—	19,390	—
Adjusted selling, general and administrative expenses	$75,767	$58,962	$213,853	$162,536

Evolent Health, Inc.
Reconciliation of Adjusted EBITDA to Net Income (Loss)
Attributable to Common Shareholders of Evolent Health, Inc.
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss) attributable to common shareholders of Evolent Health, Inc.	$(33,196)	$2,123	$(100,865)	$(7,815)
Net loss margin	(6.5)%	0.6%	(7.2)%	(0.8)%

Less:
Interest income	1,071	425	2,735	765
Interest expense	(14,614)	(4,754)	(41,967)	(9,143)
Benefit from income taxes	5,550	45,516	74,709	44,498
Depreciation and amortization expenses	(32,404)	(17,196)	(93,813)	(47,414)
Change in tax receivable agreement liability	—	(42,870)	(66,184)	(42,870)
Loss on repayment of debt	—	(10,192)	—	(10,192)
Gain from equity method investees	684	1,392	1,262	3,940
Change in fair value of contingent consideration	(11,300)	12,700	(12,047)	5,822
Other income (expense), net	(77)	(345)	(323)	130
Loss on disposal of assets	(2,097)	—	(2,097)	—
Right-of-use assets impairment	—	—	(24,065)	—
Repositioning costs	(8,129)	—	(19,390)	—
Stock-based compensation expense	(10,222)	(6,992)	(29,898)	(19,350)
Severance costs	—	(996)	(954)	(1,035)
Amortization of contract cost assets	—	(25)	—	(79)
Dividends and accretion of Series A Preferred Stock	(7,872)	—	(21,236)	—
Acquisition-related costs	(2,500)	(2,595)	(14,220)	(6,473)
Loss from discontinued operations	—	—	—	(463)
Adjusted EBITDA	$48,714	$28,055	$146,623	$74,049

Adjusted EBITDA margin	9.5%	8.0%	10.4%	7.6%

Evolent Health, Inc.
Reconciliation of Net Loss Attributable to Common Shareholders to
Adjusted Income Attributable to Common Shareholders
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss) attributable to common shareholders of Evolent Health, Inc.	$(33,196)	$2,123	$(100,865)	$(7,815)
Less:
Gain from equity method investees	684	1,392	1,262	3,940
Other income (expense), net	(77)	(345)	(323)	130
Change in fair value of contingent consideration	(11,300)	12,700	(12,047)	5,822
Benefit from income taxes	5,550	45,516	74,709	44,498
Change in tax receivable agreement liability	—	(42,870)	(66,184)	(42,870)
Loss on repayment of debt	—	(10,192)	—	(10,192)
Purchase accounting adjustments	(30,422)	(6,840)	(57,532)	(15,971)
Loss on disposal of assets	(2,097)	—	(2,097)	—
Right-of-use assets impairment	—	—	(24,065)	—
Repositioning costs	(8,129)	—	(19,390)	—
Stock-based compensation expense	(10,222)	(6,992)	(29,898)	(19,350)
Severance costs	—	(996)	(954)	(1,035)
Amortization of contract cost assets	—	(25)	—	(79)
Loss from discontinued operations	—	—	—	(463)
Dividends and accretion of Series A Preferred Stock	(7,872)	—	(21,236)	—
Acquisition-related costs	(2,500)	(2,595)	(14,220)	(6,473)
Adjusted income attributable to common shareholders	$33,189	$13,370	$71,110	$34,228

Loss per share attributable to common shareholders
Basic	$(0.30)	$0.02	$(0.91)	$(0.09)
Diluted	$(0.30)	$0.02	$(0.91)	$(0.09)

Adjusted income per share attributable to common shareholders
Basic	$0.30	$0.14	$0.64	$0.37
Diluted	$0.30	$0.13	$0.64	$0.37

Weighted-average common shares(1)
Basic	112,282	95,286	110,464	91,643
Diluted	112,282	99,308	110,464	91,643
————————
(1)For periods of net loss, shares used in both the basic and diluted earnings per share calculation represent basic shares as using diluted shares would be anti-dilutive.

FORWARD-LOOKING STATEMENTS - CAUTIONARY LANGUAGE

Certain statements made in this report and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe,” “anticipate,” “expect,” “estimate,” “aim,” “predict,” “potential,” “continue,” “plan,” “project,” “will,” “should,” “shall,” “may,” “might” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to our ability to grow our impact significantly throughout this year and beyond, future actions, trends in our businesses, prospective services, new partner additions/expansions, the adoption and launch of a unified brand, our guidance and business outlook and future performance or financial results, and the closing of pending transactions and the outcome of contingencies, such as legal proceedings. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

These statements are only predictions based on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties that may cause actual results, level of activity, performance or achievements to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements, include, among others:

•risks relating to our ability to efficiently integrate NIA into our operations;
•the financial information of NIA and the pro forma financial information of NIA may not be indicative of future results or our financial condition;
•the significant portion of revenue we derive from our largest partners, and the potential loss, non-renewal, termination or renegotiation of our relationship or contract with any significant partner, or multiple partners in the aggregate;
•our ability to terminate certain leases and recognize impairment charges in connection with our repositioning plan;
•evolution of the healthcare regulatory and political framework;
•uncertainty in the health care regulatory framework, including the potential impact of policy changes;
•our ability to offer new and innovative products and services and our ability to keep pace with industry standards, technology and our partners’ needs;
•risks related to completed and future acquisitions, investments, alliances and joint ventures, including our acquisitions of IPG and NIA, which could divert management resources, result in unanticipated costs or dilute our stockholders;
•the financial benefits we expect to receive as a result of the sale of certain assets of Passport to Molina Healthcare, Inc. may not be realized;
•the growth and success of our partners and certain revenues from our engagements, which are difficult to predict and are subject to factors outside of our control, including governmental funding reductions and other policy changes;
•risks relating to our ability to maintain profitability for our total cost of care and performance-based contracts and products, including capitation and risk-bearing contracts;
•our ability to effectively manage our growth and maintain an efficient cost structure, and to successfully implement cost cutting measures;
•changes in general economic conditions nationally and regionally in our markets, including increasing inflationary pressures and economic and business conditions and the impact thereof on the economy resulting from public health emergencies, epidemics, pandemics or contagious diseases such as the COVID-19 pandemic;
•risks related to the failure of any bank in which we deposit our funds, which could reduce the amount of cash we have available to meet our cash commitments and make additional investments;
•our ability to recover the significant upfront costs in our partner relationships and develop our partner relationships over time;
•our ability to attract new partners and successfully capture new opportunities;
•the increasing number of risk-sharing arrangements we enter into with our partners could limit or negatively impact our profitability;
•our ability to estimate the size of our target markets for our services;
•our ability to maintain and enhance our reputation and brand recognition;
•consolidation in the health care industry;
•competition which could limit our ability to maintain or expand market share within our industry;

•risks related to audits by CMS and other governmental payers and actions, including whistleblower claims under the False Claims Act;
•our ability to partner with providers due to exclusivity provisions in our contracts in some of our partner and founder contracts;
•risks related to managing our offshore operations and cost reduction goals;
•our ability to contain health care costs, implement increases in premium rates on a timely basis, maintain adequate reserves for policy benefits or maintain cost effective provider agreements;
•our dependency on our key personnel, and our ability to attract, hire, integrate and retain key personnel;
•the impact of additional goodwill and intangible asset impairments on our results of operations;
•our indebtedness, our ability to service our indebtedness, and our ability to obtain additional financing on favorable terms or at all;
•our ability to achieve profitability in the future;
•the impact of litigation proceedings, government inquiries, reviews, audits or investigations;
•material weaknesses in the future may impact our ability to conclude that our internal control over financial reporting is not effective and we may be unable to produce timely and accurate financial statements;
•restrictions on the manner in which we access personal data and penalties as a result of privacy and data protection laws;
•liabilities and reputational risks related to our ability to safeguard the security and privacy of confidential data;
•data loss or corruption due to failures or errors in our systems and service disruptions at our data centers;
•adequate protection of our intellectual property, including trademarks;
•risks related to legal proceedings related to any alleged infringement, misappropriation or violation of third-party intellectual property rights;
•our use of “open source” software;
•our ability to protect the confidentiality of our trade secrets, know-how and other proprietary information;
•our reliance on third parties and licensed technologies;
•restrictions on our ability to use, disclose, de-identify or license data and to integrate third-party technologies;
•our reliance on Internet infrastructure, bandwidth providers, data center providers, other third parties and our own systems for providing services to our partners;
•our reliance on third-party vendors to host and maintain our technology platform;
•our obligations to make material payments to certain of our pre-IPO investors for certain tax benefits we may claim in the future;
•our ability to utilize benefits under the tax receivables agreement described herein;
•our obligations to make payments under the tax receivables agreement that may be accelerated or may exceed the tax benefits we realize;
•the terms of agreements between us and certain of our pre-IPO investors may contain different terms than comparable agreement we may enter into with unaffiliated third parties;
•the conditional conversion features of the 2025 convertible notes, which, if triggered, could require us to settle the 2025 convertible notes in cash;
•interest rate risk under the Credit Agreement and the terms of our Series A Preferred Stock;
•our debt following the NIA acquisition and our ability to meet our obligations;
•our ability to service our debt and pay dividends on our Series A Preferred Stock;
•the potential volatility of our Class A common stock price;
•the potential decline of our Class A common stock price if a substantial number of shares are sold or become available for sale, including those issuable upon conversion of our Series A Preferred Stock;
•our Series A Preferred Stock has rights, preferences and privileges that are not held by and are preferential to the rights of holders of our Class A common stock, and could in the future substantially dilute the ownership interest of holders of our Class A common stock;
•provisions in our certificate of incorporation and by-laws and provisions of Delaware law that discourage or prevent strategic transactions, including a takeover of us;
•the ability of certain of our investors to compete with us without restrictions;
•provisions in our certificate of incorporation which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees; and
•our intention not to pay cash dividends on our Class A common stock.

The risks included here are not exhaustive. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Our Annual Report on Form 10-K for the year ended December 31, 2022 (the "2022 Form 10-K") and other documents filed with the SEC include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.
Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this report.